                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO
                                   FORM 8-K


                                CURRENT REPORT



                      PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT -October 25, 1996


                             NEW WORLD COFFEE, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                    000-27148                   13-3690261
         --------                   ---------                   ----------
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
of incorporation)                                            Identification No.)



                          379 WEST BROADWAY, 4TH FLR
                              NEW YORK, NY 10012
                         -----------------------------
                     (Address of principal executive offices)


          Registrant's telephone, including area code:  (212)343-0552

                             NEW WORLD COFFEE. INC.

             INDEX TO FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES

                                     INDEX



                                                                         Page
                                                                         ----
Item 2   Acquisition of Assets                                           3
         ---------------------

Item 7   Financial Statements, Proforma Financial Information
         ----------------------------------------------------

(a)  Financial Statements                                                4
-------------------------

Report of Independent Public Accountants                                 5

Willoughby's Incorporated Financial Statements as of April 30, 1996 and
September 30, 1996 (Unaudited)                                           6-8

Willoughby's Incorporated Notes to Financial Statements                  9

(b)  Proforma Financial Information                                      13
-----------------------------------

Proforma Consolidated Financial Statements                               14-15

Notes and Management's Assumptions to Proforma Consolidated Financial
Statements                                                               16

(c) Exhibits                                                             17
    --------

Item 2  Acquisition of Assets
        ---------------------

      On October 25, 1996, New World Coffee, Inc., a Delaware Corporation ("New World"), acquired all of the issued and outstanding stock of Willoughby's Inc., a Connecticut corporation ("Willoughby's"), pursuant to a stock purchase agreement by and among Barry H. Levine, Robert B. Williams, and Willoughby's and New World. New World purchased all of the issued and outstanding capital stock of Willoughby's for consideration of $3,800,000 consisting of: (a) $600,000 cash paid at the closing and an additional $600,000 cash due on or before July 1, 1997; (b) two promissory notes in the aggregate principal amount of $1,700,000 (the "Notes"); (c) restricted shares of New World's common stock valued at $200,000; and (d) the payment of $700,000 of aggregate debt owned by Willoughby's. Interest shall accrue on the unpaid principal of the Notes, from the date of the closing to the date each Note is paid in full, at the rate of 6% (not compounded) per annum. The principal of the Notes shall be paid in two installments: the aggregate sum of $600,000 shall be paid on or before January 5, 1998 and the aggregate sum of $1,100,000 shall be paid on or before January 5, 1999. Interest on the unpaid principal shall be paid on or before October 15 of each year.

      The assets, which consist of a roasting facility, five operating stores and one store under construction, were acquired from Willoughby's principals, Mr. Barry Levine and Mr. Robert Williams, who have each signed employment agreements with New World. Willoughby's provided the roasting services for New World from New World's inception until the closing of this transaction.

      At the time of closing, New World used its working capital to make the $600,000 cash payment and to pay off the $700,000 of aggregate debt owed by Willoughby's.

      The Company is currently evaluating the fair value of the net assets acquired which will approximate $1,000,000. The balance will be recognized as goodwill and amortized over 20 years. Certain of the assets acquired by New World will be classified as plant and equipment and will be utilized by New World in the same manner in which Willoughby's used such assets.

Item 7(a)   Financial Statements
            --------------------



                           WILLOUGHBY'S INCORPORATED
                           -------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                              AS OF APRIL 30, 1996
                              --------------------

                       AND SEPTEMBER 30, 1996 (UNAUDITED)
                       ----------------------------------

                                 TOGETHER WITH
                                 -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To Willoughby's Incorporated:



We have audited the accompanying balance sheet of Willoughby's Incorporated (a Connecticut corporation) as of April 30, 1996 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willoughby's Incorporated as of April 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                    ARTHUR ANDERSEN LLP


Hartford, Connecticut
December 4, 1996

                           WILLOUGHBY'S INCORPORATED
                           -------------------------

                                 BALANCE SHEETS
                                 --------------

                                                            April 30,   September 30,
                                                               1996          1996
                                                            ----------  --------------
                                                                         (unaudited)

              ASSETS
              ------
CURRENT ASSETS:
  Cash                                                      $  58,475       $  39,293
  Accounts receivable                                          51,718          52,053
  Inventories                                                 190,712         213,333
  Refundable income taxes and other
    current assets                                             42,884          62,311
                                                            ---------       ---------
                     Total current assets                     343,789         366,990
                                                            ---------       ---------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost:
  Machinery and equipment                                     389,765         469,681
  Leasehold improvements                                      194,166         270,969
                                                            ---------       ---------
                                                              583,931         740,650
  Less - Accumulated depreciation                            (310,401)       (341,184)
                                                            ---------       ---------
                                                              273,530         399,466
                                                            ---------       ---------
OTHER ASSETS                                                    8,892          24,731
                                                            ---------       ---------
                     Total assets                           $ 626,211       $ 791,187
                                                            =========       =========

              LIABILITIES AND STOCKHOLDERS' EQUITY
              ------------------------------------

CURRENT LIABILITIES:
  Notes payable                                             $  91,874       $  55,573
  Accounts payable                                            111,887          86,935
  Accrued expenses                                             37,877          51,061
  Customer deposits                                                 -         100,000
  Loans payable to stockholders                                26,414               -
                                                            ---------       ---------
                     Total current liabilities                268,052         293,569

NOTES PAYABLE, less current portion                           255,244         398,240
                                                            ---------       ---------
                     Total liabilities                        523,296         691,809
                                                            ---------       ---------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value, 5,000 shares
    authorized, 1,000 shares issued and
    outstanding                                                 1,000           1,000
  Retained earnings                                           101,915          98,378
                                                            ---------       ---------
                     Total stockholders' equity               102,915          99,378
                                                            ---------       ---------
                     Total liabilities and stockholders'
                       equity                               $ 626,211       $ 791,187
                                                            =========       =========

                  The accompanying notes are an integral part
                         of these financial statements.

                           WILLOUGHBY'S INCORPORATED
                           -------------------------

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 ----------------------------------------------


                                                                       For the
                                                         For the     Five Months
                                                       Year Ended       Ended
                                                        April 30,   September 30,
                                                          1996           1996
                                                       -----------  --------------
                                                                     (unaudited)

SALES                                                  $2,696,550      $1,214,063

COST OF GOODS SOLD                                      1,466,397         592,484
                                                       ----------      ----------
                     Gross margin                       1,230,153         621,579

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            1,244,811         586,239
                                                       ----------      ----------
                     Operating (loss) income              (14,658)         35,340
                                                       ----------      ----------

OTHER EXPENSE:
  Interest expense                                         41,627          17,570
  Other, net                                                6,443          18,940
                                                       ----------      ----------
                                                           48,070          36,510
                                                       ----------      ----------
                     Loss before benefit from
                       (provision for) income taxes       (62,728)          1,170

BENEFIT FROM (PROVISION FOR) INCOME TAXES                   5,497          (2,367)
                                                       ----------      ----------
                     Net loss                             (57,231)         (3,537)

RETAINED EARNINGS, beginning of period                    159,146         101,915
                                                       ----------      ----------

RETAINED EARNINGS, end of period                       $  101,915      $   98,378
                                                       ==========      ==========





                  The accompanying notes are an integral part
                         of these financial statements.

                           WILLOUGHBY'S INCORPORATED
                           -------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                For the
                                                  For the     Five Months
                                                Year Ended       Ended
                                                 April 30,   September 30,
                                                   1996           1996
                                                -----------  --------------
                                                              (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                         $(57,231)      $  (3,537)
 Adjustment to reconcile net loss
  to net cash provided by operating
  activities -
   Depreciation                                     77,115          32,783
   Changes in operating assets and
    liabilities:
     Accounts receivable                            16,058            (335)
     Inventories                                    49,156         (22,621)
     Accounts payable                              (41,686)        (17,343)
     Accrued expenses                                3,146           5,575
     Customer deposits                                   -         100,000
     Other                                         (37,386)        (29,180)
                                                  --------       ---------
        Net cash provided by operating
         activities                                  9,172          65,342
                                                  --------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of equipment and leasehold
  improvements                                      (7,552)       (158,719)
                                                  --------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                        50,000         172,881
 Repayments of notes payable                       (36,798)        (66,186)
 Proceeds from (repayments of) loans payable
  to stockholders                                   32,500         (32,500)
                                                  --------       ---------
      Net cash provided by financing
       activities                                   45,702          74,195
                                                  --------       ---------
NET INCREASE (DECREASE) IN CASH                     47,322         (19,182)

CASH, beginning of period                           11,153          58,475
                                                  --------       ---------
CASH, end of period                               $ 58,475       $  39,293
                                                  ========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for -
   Interest                                       $ 41,179       $  18,018
                                                  ========       =========
   Income taxes                                   $ 27,899       $  15,708
                                                  ========       =========

                  The accompanying notes are an integral part
                         of these financial statements.

                           WILLOUGHBY'S INCORPORATED
                           -------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                   (Information as of September 30, 1996 and
                           For the Five Months Ended
                        September 30, 1996 is Unaudited)



1.   Organization and Summary of Significant Accounting Policies:
     -----------------------------------------------------------

     Nature of operations -
     --------------------

     Willoughby's Incorporated (the Company) is a coffee roaster, a wholesaler and retailer of coffee and a retailer of coffee related merchandise. The Company operated three cafes in New Haven, Connecticut, and a roasting plant and cafe in Branford, Connecticut as of April 30, 1996. Subsequent to April 30, 1996, the Company opened cafes in New Haven, Connecticut and Madison, Connecticut.

     Interim financial statements -
     ----------------------------

     The financial statements as of September 30, 1996, and for the five months then ended, are unaudited and, in the opinion of management, include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of results for this interim period. The results for the five months ended September 30, 1996, are not necessarily indicative of the results to be expected for the entire year. Interim financial information for the five months ended September 30, 1995 is not available.

     Use of estimates in the preparation of financial statements -
     -----------------------------------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories -
     -----------

     Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. As of April 30, 1996 inventory consists of the following:

                Raw materials     $ 78,381
                Finished goods       4,000
                Merchandise        108,331
                                  --------
                                  $190,712
                                  ========

     Equipment and leasehold improvements -
     ------------------------------------

     Depreciation is provided using the Modified Accelerated Cost Recovery System (MACRS) method over the following estimated useful lives of the assets, or in the case of leasehold improvements, the lease term if shorter:

                                                  Years
                                                  -----

      Machinery and equipment                 5 - 7 years
      Leasehold improvements                   10 years

     Expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs that do not improve or extend the life of the respective assets are expensed as incurred.

     Income taxes -
     ------------

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". This standard requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes, using the applicable tax rates for the years in which the differences are expected to reverse.
     A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

     As of April 30, 1996, the difference between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes was not material. Accordingly, the Company does not have any deferred income taxes as of such date.


2.   Notes Payable:
     -------------

     Notes payable at April 30, 1996 consists of the following:

      Note payable to bank at $5,987 per month
      (including interest) for 84 months beginning
      October, 1994. Secured by substantially all
      of the Company's assets and an assignment
      of life insurance policies on two stockholders
      of the Company and personally guaranteed by the
      Company's officers and their spouses.  Variable
      interest at the prime rate (8.25% at April 30,
      1996) plus 2.5%.                                            $297,118

      Note payable to bank due April 30, 1996.
      Variable interest at the prime rate (8.25%
      at April 30, 1996) plus 2.5%.                                 50,000
                                                                  --------
                                                                   347,118

               Less: current portion                               (91,874)
                                                                  --------
                                                                  $255,244
                                                                  ========

     As of April 30, 1996, the Company believes that the carrying value of the notes payable approximates their fair market value since the notes have variable interest rates.

     Future principal payments on notes payable as of April 30, 1996 are as follows:

                 Year Ended
                  April 30,                          Amount
                 ----------                          ------

                    1997                            $91,874
                    1998                             46,604
                    1999                             51,868
                    2000                             57,727
                    2001                             64,248
                    Thereafter                       34,797
                                                    -------
                                                   $347,118
                                                   ========

     Subsequent to April 30, 1996, the Company borrowed additional monies at the prime rate plus 2.5% under a $350,000, 10-year note payable to bank dated May 10, 1996. The $50,000 note payable to bank due April 30, 1996 was repaid in May 1996. Amounts outstanding on other borrowings were repaid in connection with the acquisition of the Company (see Note 7).


3.   Related Party Transactions:
     --------------------------

     Officers' salaries of $131,200 were paid to the two shareholders for the year ended April 30, 1996 and are included in selling, general and administrative expenses in the accompanying statement of operations. The loans payable to stockholders are non-interest bearing.


4.   Significant Customer:
     --------------------

     During the year ended April 30, 1996 the Company's sales to one customer (New World Coffee, Inc., see Note 7) represented approximately 33% of the Company's sales for such period. As of April 30, 1996 the Company's account receivable from such customer represented 79% of the Company's accounts receivable balance.

5.   Profit-Sharing Plan:
     -------------------

     The Company has a profit-sharing plan for substantially all of its employees. Contributions are determined at the discretion of the Board of Directors. Contributions for the year ended April 30, 1996 were $5,121.


6.   Commitments and Contingencies:
     -----------------------------

     Leases -
     ------

     As of April 30, 1996, future minimum lease payments are as follows:

                      Year Ended
                       April 30,                          Amount
                       --------                           ------

                         1997                            $ 85,257
                         1998                              87,377
                         1999                              73,214
                         2000                              40,739
                         2001                              34,499
                         Thereafter                       121,397
                                                         --------
                                                         $442,483
                                                         ========

     Rental expense related to these leases for the year ended April 30, 1996 was $95,797.

     Purchase commitments -
     --------------------

     The Company, as part of its normal operations, enters into commitments to buy coffee beans for its future requirements. The honoring of these commitments is an integral part of the operation of the Company.


7.   Subsequent Events:
     -----------------

     On October 25, 1996, New World Coffee, Inc. (New World), a Delaware corporation, acquired all of the issued and outstanding stock of the Company pursuant to a stock purchase agreement by and among Barry H. Levine, Robert B. Williams, the Company and New World. New World purchased all of the issued and outstanding capital stock of the Company for consideration of $3,800,000 consisting of: (a) $600,000 cash paid at the closing and an additional $600,000 cash due on or before July 1, 1997; (b) two promissory notes in the aggregate principal amount of $1,700,000 (the
     Notes); (c) restricted shares of New World's common stock   valued at
     $200,000; and (d) the payment of $700,000 of aggregate debt owned by the Company. Interest shall accrue on the unpaid principal of the Notes, from the date of the closing to the date each Note is paid in full, at the rate of 6% (not compounded) per annum. The principal of the Notes shall be paid in two installments: the aggregate sum of $600,000 shall be paid on or before January 5, 1998 and the aggregate sum of $1,100,000 shall be paid on or before January 5, 1999. Interest on the unpaid principal shall be paid by the purchaser to each Note holder on or before October 15 of each year.

Item 7(b)  Proforma Financial Information
           ------------------------------

      The following Proforma Consolidated Balance Sheet as of September 29, 1996, and the Proforma Condensed Consolidated Statements of Income for the year ended December 31, 1995, and nine months ended September 29, 1996, reflect certain acquisition transactions and the adjustments described in the accompanying notes. The proforma financial information is based on the historical consolidated financial statements of New World Coffee, Inc. (the "Company") and should be read in conjunction with the notes and management's assumptions thereto. The Proforma Consolidated Balance Sheet was prepared as if the acquisitions occurred on September 29, 1996. The Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1995 and for the nine months ended September 29, 1996, were prepared assuming the transactions occurred on the first day of each of the periods presented. The proforma financial information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred had the acquisition transactions been consummated at the beginning of the periods presented, nor does it purport to represent the financial position and results of operations for future periods.

       The proforma financial statements reflect the historical financial statements of the Company together with the following transactions as if they had occurred on the first day of each of the periods for which proforma consolidated statements of income are presented. On June 13, 1996 the Company purchased three Coopers Coffee Bar locations for $242,500 cash and a $770,000 note payable over 4 years bearing interest at 6%. On August 26, 1996 the Company purchased The Ridgefield Coffee Company store for $150,000 cash and a $175,000 note payable over 2 years bearing interest at 6%. On September 30, 1996 the Company purchased five Willoughby's locations (plus one under construction) and its roasting facility for total consideration of $3,800,000 consisting of $1,300,000 cash paid at the closing with an additional $600,000 due on July 1, 1997, $200,000 worth of restricted common shares, and a $1,700,000 promissory note with $600,000 due on 1/5/98 and $1,100,000 payable 1/5/99 bearing interest at 6%. During the second quarter of 1996, the Company took a $1.5 million charge to cover the cost of closing 5 unprofitable stores.

                            New World Coffee, Inc.
                             -----------------------
                      Proforma Consolidated Balance Sheet
                      -----------------------------------
                               September 29, 1996
                               ------------------
                                    ($000's)
                                    --------

                                           NWC*    Willoughby's   Adjustment         Consolidated
                                          -------  ------------  -------------       ------------
Cash                                      $ 4,644          $ 39     $ (1,893) (2a)       $ 2,790
Receivables                                   432            52          (40) (2a)           444
Inventories                                   318           213                              531
Prepaid Expenses                              145            63                              208
                                          -------          ----                          -------

    Total Current Assets                    5,539           367       (1,933)              3,973

Property and Equipment(net)                 7,253           399            -               7,652
Goodwill                                      604             -         2,941 (2a)         3,545
Deposits and Other assets                     837            25             -                862
                                          -------          ----  ------------            -------

     Total Assets                         $14,233          $791       $ 1,008           $ 16,032
                                          =======          ====  ============            =======

Accounts Payable                          $   527          $ 87       $   (39)           $   575
Accrued Expenses                              716            51             -                767
Current Position of Obligations                                             -
   under capital lease                        225             -                              225
Current Portion of Notes Payable              280           156          (156) (2a)          280
                                          -------          ----  ------------            -------

    Total current Liabilities                1748           294          (195)              1847

Deferred Rent                                 692             -             -                692
Obligations under capital leases              548             -             -                548
Notes Payable                                 665           398         1,302 (2a)          2365
                                          -------          ----  ------------            -------

    Total Liabilities                       3,653           692         1,107              5,452

Stockholder's Equity                       10,580            99           (99) (2a)       10,580
                                          -------          ----  ------------            -------

Total Liabilities and Stockholders        $1,4233          $791       $ 1,008            $16,032
 Equity                                   =======          ====  ============            =======




* Includes the assets of the Coopers Coffee Bar and The Ridgefield Coffee Company stores acquired prior to September 29, 1996.

                             New World Coffee, Inc.
                             ----------------------
              Proforma Condensed Consolidated Statement of Income
              ---------------------------------------------------
                  for the Year to Date Ended December 31, 1995
                  --------------------------------------------
                                    (000's)
                                    -------


                            NWCI    Coopers  Ridgefield  Willoughby's    Adjustments     Consolidated
                          --------  -------  ----------  ------------  ----------------  -------------

Revenues                  $ 9,572    $1,827        $552        $2,540  $(781) (3c)            $13,710
Store Operating Income        214       243         151           860  (163) (3c)               1,305
Operating Loss             (2,604)      144         133           394  (132) (3c,d)            (2,065)
Net Loss                   (2,901)      144         133           394  (273) (3a,b,c,d)        (2,503)


                             New World Coffee, Inc.
                             ----------------------
              Proforma Condensed Consolidated Statement of Income
              ---------------------------------------------------
                  for the Nine Months Ended September 29, 1996
                  --------------------------------------------
                                     (000's
                                     ------


                            NWCI    Coopers  Ridgefield  Willoughby's     Adjustments     Consolidated
                          --------  -------  ----------  ------------  -----------------  -------------
Revenues                  $ 7,758      $738        $419        $2,450  $(1,847) (3c)           $ 9,518
Store Operating Income        609       155          99           867  (225) (3c)                1,505
Operating Loss             (4,141)       68          81           317  2,162  (3c,d)            (2,065)
Net Loss                   (5,198)       45          72           242  1,862  (3a,b,c,d)        (2,977)

                             New World Coffee, Inc.
                             ----------------------
                       Notes and Management's Assumptions
                       ----------------------------------
                 To Proforma Consolidated Financial Statements
                 ---------------------------------------------

1.  Basis of Presentation
    ---------------------

The accompanying unaudited proforma consolidated balance sheet is presented as if the acquisition transactions occurred on September 29, 1996.

The accompanying unaudited proforma consolidated statements of income are presented as if the acquisition transactions occurred at the beginning of each period presented.

These proforma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as of December 31, 1995, and September 29, 1996. In management's opinion, all material adjustments necessary to reflect the effects of the acquisitions by the Company have been made.

The unaudited proforma consolidated financial statements are not necessarily indicative of the actual financial position of the Company as of September 29, 1996, or what the actual results of operations of the Company would have been assuming the acquisitions had been completed as of January 1, 1995, nor are they necessarily indicative of the results of operations for future periods.



2.  Adjustments to Proforma Consolidated Balance Sheet
    --------------------------------------------------

(a) To reflect the proforma acquisition of Willoughby's as of September 29, 1996.



3. Adjustments to Proforma Condensed Consolidated Statements of Income
   -------------------------------------------------------------------

(a) To reflect a reduction in interest income as if the cash payment portion of the acquisitions of approximately $2,292,500 had been made at the beginning of each of the periods, using an assumed interest rate of 5 %.

(b) To reflect an increase of interest expense related to the $2,645,000 acquisition-related notes payable at an interest rate of 6% as if the notes had been outstanding for the entire period.

(c) To eliminate intercompany sales.

(d) To reflect amortization of goodwill as if the acquisitions were made as of the beginning of each period presented.

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

Item 7c.  Exhibits
          --------

      The Exhibits attached to the Current Report on Form 8-K of the Company dated November 12, 1996 are hereby incorporated by reference in this amendment.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.



                                    NEW WORLD COFFEE, INC.



                                    By:  /s/ Jerold Novack
                                        ---------------------------
                                    Name:  Jerold Novack
                                    Title:  Vice President Finance

                                       17